EXHIBIT 4.4


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CALPINE CORPORATION


     CALPINE CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended on July 26, 2001, is hereby amended by deleting paragraph (a) of Article FOURTH thereof and inserting the following in lieu thereof:

         (a)   The  Corporation  is authorized  to issue
         2,010,000,000  shares  of  capital stock,  $.001
         par value. The shares shall be divided into two classes, designated as follows:

              Designation of Class               Number of Shares
              --------------------               ----------------

              Common Stock                       2,000,000,000
              Preferred Stock                       10,000,000
                                                 --------------
                      Total                      2,010,000,000

     2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





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     IN WITNESS WHEREOF,  Calpine  Corporation has caused this Certificate to be executed by Ann B. Curtis,  its duly  authorized  officer,  this 2nd day of June
2004.

                                     CALPINE CORPORATION


                                     By:  /s/ Ann B. Curtis
                                          ---------------------------------
                                          Name:   Ann B. Curtis
                                          Title:  Executive Vice President, Vice
                                                  Chairman of the Board and
                                                  Corporate Secretary